                                                                    EXHIBIT 11.1

QUAKER CITY BANCORP, INC.
COMPUTATION OF EARNINGS PER SHARE

                                                                          THREE MONTHS
                                                                              ENDED
                                                                          SEPTEMBER 30,
                                                                               1998
                                                                               ----
A      AVERAGE COMMON SHARES OUTSTANDING                                        5,510,465
                                                                         ----------------
B      NET EARNINGS FOR PERIOD                                                 $2,458,000
                                                                         ================
       BASIC EARNINGS PER SHARE [ B / A ]                                           $0.45
                                                                         ================

       COMMON SHARE EQUIVALENTS :
C      AVERAGE STOCK OPTIONS OUTSTANDING                                          575,726
                                                                         ----------------
D      OPTION EXERCISE PRICE                                                        $8.48
                                                                         ----------------
E      EXERCISE PROCEEDS [ C X D ]                                             $4,882,156
                                                                         ----------------
F      AVERAGE MARKET PRICE IN PERIOD                                              $17.41
                                                                         ----------------
G      SHARES REPURCHASED AT MARKET PRICE [ E / F ]                               280,423

                                                                         ----------------
H      INCREASE IN COMMON SHARES [ C - G ]                                        295,303
                                                                         ----------------
I      SHARES OUTSTANDING AND EQUIVALENTS [ A + H ]                             5,805,768
                                                                         ================
J      NET EARNINGS FOR PERIOD                                                 $2,458,000
                                                                         ================
       DILUTED EARNINGS PER SHARE [ J / I ]                                         $0.42
                                                                         ================
       MARKET PRICE AT END OF PERIOD                                               $15.25